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                                                                      EXHIBIT 12

                          BELLSOUTH TELECOMMUNICATIONS
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)
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                                                               For the Year Ended December 31,
                                                        1995      1994      1993      1992      1991
                                                        ----      ----      ----      ----      ----


1. Earnings

   (a) Income from continuing operations before
deductions for taxes and interest                     $2,808    $3,606    $2,034    $3,014    $2,722


   (b) Portion of rental expense representative of
interest factor                                           62        80        80        87        75
                                                      ------    ------    ------    ------    ------

     TOTAL                                            $2,870    $3,686    $2,114    $3,101    $2,797
                                                      ------    ------    ------    ------    ------
                                                      ------    ------    ------    ------    ------

2. Fixed Charges

   (a) Interest                                         $594      $569      $586      $598      $650

   (b) Portion of rental expense representative of
interest factor                                           62        80        80        87        75
                                                      ------    ------    ------    ------    ------

     TOTAL                                              $656      $649      $666      $685      $725
                                                      ------    ------    ------    ------    ------
                                                      ------    ------    ------    ------    ------

   Ratio (1 divided by 2)                               4.38      5.68      3.17      4.53      3.86
                                                      ------    ------    ------    ------    ------
                                                      ------    ------    ------    ------    ------

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